Exhibit 1A-10

DocuSign Envelope ID: 81FEEF62-1704-4A7F-94ED-DCBEA5AE8BB1

POWER OF ATTORNEY
of
HYGENIC DRESS LEAGUE CORP

Hygienic Dress League Corp. (the "**Company**"), a corporation organized and existing under the laws of the Delaware, hereby constitutes and appoints Bull Blockchain Law, LLP and any of its attorneys acting singly and with full power of substitution, including Andrew Bull, Esq., the Company's true and lawful attorney-in-fact to:

1. Execute, acknowledge and deliver on behalf of the Company all documents and agreements necessary or proper to effect the filing of private placement exemptions with the U.S. Securities and Exchange Commission ("SEC"), including, but not limited to the Form Id Uniform Application for Access Codes to File on Edgar and Form A.

2. Do and perform any and every act required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The authority to grant this Power of Attorney was approved by the board of directors of the Company.

The Company, through its board of directors, ratifies and confirms all actions that the attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue of this instrument.

This Power of Attorney, unless earlier revoked by the Company in a signed writing delivered to each of the foregoing attorneys-in-fact, shall remain in effect until the earlier to occur of (a) the date on which the transactions set out in the Power of Attorney are consummated and (b) the date that is sixty (60) days from the date of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this Tuesday, November 16, 2021

ROMERO TAPIA
Notary Public - Seal
Marion County - State of Indiana
Commission Number NP0720826
My Commission Expires Jun 17, 2027

HYGENIC DRESS LEAGUE CORP.

DocuSigned by:

By: ______________________
0B5DDD4811934CF

Name: Steven Coy
Title: Director